                                                                   Exhibit 10.44

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.




                          STRATEGIC ALLIANCE AGREEMENT


     This STRATEGIC ALLIANCE AGREEMENT (this "Agreement") is entered into this 4th day of May, 1998, by and between SMARTALK TELESERVICES, INC., a California corporation ("SmarTalk") and Boston Communications Group, Inc., a Massachusetts corporation ("BCGI").

     WHEREAS, SmarTalk is engaged in the business of promoting, selling and providing pre-paid telephone calling cards and related services, primarily through retail distribution channels; and

     WHEREAS, BCGI owns and operates the BCGI C2C prepaid wireless service bureau that facilitates the management of providing wireless services; and

     WHEREAS, SmarTalk and BCGI desire to offer their respective services in a bundled product which will expand each of SmarTalk and BCGI's presence in the prepaid wireless market, all on the terms and conditions of this Agreement; and

     WHEREAS, SmarTalk and BCGI desire to process more than two hundred and fifty million (250,000,000) prepaid wireless minutes within four (4) years or less under a plan calling for forty-eight million minutes within the first and second years after the Product becomes commercially available; seventy-two million minutes during the third year; and one hundred thirty million minutes within the fourth year that such Product is commercially available until the end of the Initial Tenn.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

     Section 1.     The Product.
                    -----------

     BCGI and SmarTalk hereby agree to jointly market to third party carriers of wireless services ("Carriers") an integrated service offering (on a convenient and cost effective basis) which will afford Carriers the opportunity to utilize SmarTalk's prepaid calling cards and national sales and retail distribution capabilities through BCGI's C2C prepaid wireless service bureau (the "Product").

     Section 2.     BCGI Responsibilities.  During the term of this Agreement,
                    ---------------------
BCGI agrees to perform the following:

     2.1 BCGI will act as a service bureau to SmarTalk and Carriers to enable the provision of their prepaid wireless telephony service offerings to their end users or their resellers. BCGI's C2C system includes, but is not limited to, the following significant components and features:

          a. Integration with Carriers switching systems and voice network on a "localized" basis to enable handset independent prepaid wireless service offerings.

          b. Utilization of centralized, networked database to enable inter-carrier prepaid roaming debiting and settlement through the U.S. and Canada.

          c. Call processing and reporting features to enable Carriers to offer prepaid wireless service capability to their switchless resellers, and other retail points of distribution.

BCGI will also provide outsourced billing inquiry and customer service support to Carriers' prepaid wireless subscribers.

     2.2 Within thirty (30) days of the execution hereof, BCGI will produce a project plan to expeditiously (but in no event to exceed six months) enhance its C2C system as may be necessary for BCGI to act as the service bureau for SmarTalk's prepaid cellular products, which will include, without limitation, the following:

          a.   Inbound call handling from SmarTalk prepaid card holders.

          b. Validation of wireline PINs (currency) resident in SmarTalk database.

          c. Transferring balances on SmarTalk PINs to BCGI's platform PINs for prepaid cellular service.

          d. Carrier's wireless access network and wireline/wireless egress network.

          e.   Customer service for wireless prepaid users.

          f. Decrementing of PINs in both minute and monetary denominations with both forms available through one access point.

     2.3 BCGI will incorporate any SmarTalk proprietary MINS or MIN ranges (in minimum increments of 1,000 number ranges) into BCGI's network databases and process such calls on the BCGI and/or SMTK platform.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


     2.4 In addition to the foregoing, BCGI will, with the cooperation of SmarTalk and on mutually acceptable terms, enhance and develop its C2C system as may be mutually desirable by the parties for prepaid two-way voice wireless services and to offer additional prepaid wireless services, including, without limitation, voice/fax mailbox, conference calling, internet access, speed dialing and message delivery, as mutually agreed by the parties; provided,
                                                                 --------
however, that BCGI shall pay for all developments and modifications to its C2C platform for prepaid two-way voice wireless services. Responsibility for payment of all other non-two-way voice prepaid wireless service developments and modifications shall be as mutually agreed by the parties. In each case the parties will discuss in advance the nature and the scope of the proposed enhancement the implementation schedule shall be as mutually agreed upon by the parties.

     2.5  BCGI agrees that, [**] (i) form a [**] to any third party entity [**]
through independent retail distribution, [**]; or (ii) [**].   If BCGI [**], and
the parties agree to meet together during the period of thirty (30) days following such notice to discuss the proposal in good faith.

     2.6 BCGI shall [**] (for similar services based upon comparable terms and conditions). BCGI will notify SmarTalk within five (5) business days of any modifications to its pricing structure, [**] (for similar services based upon comparable terms and conditions) [**].

     Section 3.     SmarTalk Responsibilities.  During the term of this
                    -------------------------
Agreement, SmarTalk shall perform the following:

     3.1 SmarTalk will commit a minimum of [**] to develop and promote the SmarTalk prepaid phone cards with cellular capability. These expenditures shall include, without limitation, expenditures relating to: advertising, marketing, MDF, co-op, take or pay terms with cellular network providers, long distance network providers, any other marketing related costs, or other product development costs that may be paid to BCGI, including, but not limited to, the costs of modifying the BCGI C2C system to provide the Product, including the work described in Section 2.2, subject to SmarTalk's prior approval and agreement to pay for such work, in an amount to be agreed upon by the parties.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



     3.2 SmarTalk will provide prepaid landline service to BCGI. SmarTalk shall [**] (for similar services based upon comparable terms and conditions). SmarTalk will notify BCGI within five (5) business days of any modifications to its pricing structure, [**] (for similar services based upon comparable terms and conditions) [**].

     3.3  SmarTalk agrees that, [**] (i) [**] to any third party entity [**]; or
(ii) [**]. If SmarTalk [**] and the parties agree to meet together during the period of thirty (30) days following such notice to discuss the proposal in good faith.

     3.4 SmarTalk shall purchase twelve (12) new and fully-equipped EXCEL switches, as described in Exhibit I attached hereto and made a part of this Agreement, from BCGI at a total purchase price of [**] (which BCGI represents to be [**]. These costs shall include but are not limited to EX CPU processors, EX chassis, EX power configuration, EX cooling system (2 fans each), SS-7 functionality, and X-NET functionality. Such sale shall take place on or before July 15, 1998, or such other date as the parties shall mutually agree upon, provided that SmarTalk is able to obtain a definitive commitment from EXCEL on or before July 15, 1998 to deliver and install the necessary upgrades to the twelve (12) EXCEL switches on or before September 1, 1998. SmarTalk may cancel the sale of the switches at any time on or before July 15,1998, at its option, should the cost of the aforementioned upgrade exceed [**]. SmarTalk shall inform BCGI as soon as possible in advance of July 15, 1998, of the cost of such upgrades, and BCGI may, at its option, cancel the sale of the switches to SmarTalk, by written notice to SmarTalk on or before July 15, 1998. In the event such purchase is not consummated, the parties shall negotiate in good faith regarding additional contributions to the strategic alliance.

     Section 4.     Mutual Obligations.  During the term of this Agreement, the
                    ------------------
parties shall jointly perform the following:

     4.1 In addition to employees necessary to fulfill other obligations associated with services to be provided, BCGI and SmarTalk will each allocate a minimum of two (2) full time employees to the promotion and development of this strategic alliance.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



     4.2 BCGI and SmarTalk will define the joint programs and functional requirements necessary to enable SmarTalk to offer prepaid wireless services and integrate such services with SmarTalk's existing landline service offerings.

     4.3 BCGI and SmarTalk will dedicate the necessary resources to the development, promotion and achievement of objectives of the Product and this strategic alliance.

     4.4 BCGI and SmarTalk will define the feasibility of and program requirements for additional prepaid service offerings (i.e., prepaid voice/fax mailbox, conference calling, Internet access, etc.).

     4.5 BCGI and SmarTalk will define the programs and functional requirements to enable BCGI to offer prepaid landline telephony services to wireless Carriers and wireless subscribers where not precluded by an exclusive contract.

     Section 5.     Term and Termination.
                         ---------------

     5.1 The term of this Agreement shall commence on the date hereof (the "Effective Date") and continue for a period of five (5) years unless earlier terminated in accordance with this Section 5 (the "Initial Term"). Effective as of the expiration of the Initial Term and as of each renewal period, the term of this Agreement shall be extended for additional periods of two (2) years unless, not later than three (3) months prior to each such respective date, either party hereto shall have given written notice to the other that the term shall not be so extended.

     5.2 In accordance with the following, this Agreement may be terminated prior to the expiration date as follows:

          a. Beginning after the second anniversary of the date hereof, either party may terminate this Agreement upon three (3) months written notice if, in any year during the term, the "Minimum Targets" have not been met. As used herein, the term "Minimum Targets" shall mean, commencing with the date the Product is first commercially available, the following:

               Year                           Number of Minutes
               1 and 2 combined               [**]
               3                              [**]
               4+ (until end of term)         [**]

          b. In the event that either the SmarTalk or BCGI commits a material breach or material default under this Agreement which breach or default is not cured by the breaching/defaulting party within sixty (60) days from its receipt of notice of the breach or default from the other party, or, in the case of a breach or default which is incapable of being cured within such sixty-day period, the breaching or defaulting party has not commenced curing such breach or default within such sixty-day period in a manner which should result in a full cure, then the non-breaching/non-defaulting party may terminate this Agreement in its discretion at any time after such sixty-day period.

          c.   Either party may terminate this Agreement with immediate effect:
(1) upon the institution by the other party of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the other party to institution of bankruptcy or insolvency proceedings against it or the filing by the other party of a petition or answer or consent seeking reorganization or release under the Federal Bankruptcy Act, or any other applicable Federal or state law, or the consent by the other party to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official of the other party or of all or any substantial part of its property, or the making by the other party of an assignment for the benefit of creditors, or the admission in writing by the other party of its inability to pay its debts generally as they become due or the taking of corporate action by the other party in furtherance of any such actions; (2) if, within 60 days after the commencement of an action against the other party seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the other party stayed, or if the stay of any such order or proceeding shall thereafter be set aside; or if, within 60 days after the appointment without the consent or acquiescence of the other party of any trustee, receiver or liquidator or similar official of the other party, or of all or any substantial part of the property of the other party, such appointment shall not have been vacated.

     5.3 Upon the expiration or termination of this Agreement, each of SmarTalk and BCGI shall, upon the other's request, provide the following assistance: (A) continue to provide the services necessary to support the Product for the remainder of all unexpired or unused calling time up to one (1) year; (B) answer third party providers' questions relating to the Product on an as needed basis; and (C) deliver to the other party copies of any reports, customer records, databases and other documentation information relating to the Product still in that party's possession.

     5.4 Upon the expiration or termination of this Agreement, each of the parties shall make their respective platforms accessible on a non-exclusive basis to the other for a period of one year on terms and conditions equivalent to the terms set forth in this Agreement. Upon the expiration or termination of this Agreement, each party shall provide contractual arrangements for the continuation of all pricing in effect in accordance with this Section.

     Section 6.  Options.
                 -------

     6.1  SmarTalk Grant.  SmarTalk hereby grants to BCGI an option (the
          --------------
"SmarTalk Option") to purchase five hundred thousand (500,000) shares of common stock, no par value, of SmarTalk ("SmarTalk Common Stock"). The exercise price per share of SmarTalk Common Stock covered by the SmarTalk Option (the "SmarTalk Option Price") shall be the product of (i) the closing price of SmarTalk's Common Stock on the Nasdaq national securities market (the "Nasdaq") on the date of execution hereof and (ii) one hundred and fifteen percent (115%).

     6.2 BCGI Grant. BCGI hereby grants to SmarTalk an option (the "BCGI Option" and, together with the SmarTalk Option, the "Options") to purchase five hundred thousand (500,000) shares of common stock, $.0l par value, of BCGI ("BCGI Common Stock"). The exercise price per share of BCGI Common Stock covered by the BCGI Option (the "BCGI Option Price") shall be the product of (i) the closing price of BCGI's Common Stock on the Nasdaq on the date of execution hereof and (ii) one hundred and fifteen percent (115%).

     6.3  Vesting.  Each of SmarTalk's and BCGI's right to purchase shares of
          -------
common stock under the Options shall vest in ten percent (10%) increments each time twenty-five million (25,000,000) incremental minutes of prepaid wireless time are serviced hereunder.

     6.4  Tenn and Termination of Option.  The term of the Options (the "Option
          ------------------------------
Term") shall commence on the date hereof and shall expire with respect to vested shares on the fifth anniversary following vesting of the shares unless the Options shall have been earlier terminated in accordance with the terms hereof. The Options shall expire with respect to unvested shares on the seventh anniversary of the date hereof Shares of common stock as to which the Options become exercisable may be purchased at any time during the Option Term. The unexercised portion of the Options shall automatically terminate and shall become null and void and be of no further force or effect upon expiration.

     6.5  Procedure for Exercise.
          ----------------------

          (a) The Options may be exercised, in whole or part (for the purchase of whole shares only), by delivery of a written notice (the "Notice") from the exercising optionee (the "Optionee") to the Secretary of the granting company (the "Grantor") at the Grantor's principal office, which Notice shall:

               i)   state that the Optionee elects to exercise the Option;

               ii) state the number of shares with respect to which the Optionee is exercising the Option (the "Optioned Shares");

               iii) state the method of payment for the Optioned Shares; and

               iv) include any representation of the Optionee required pursuant to Section 6(d) hereof.

          (b) Payment of the Option Price for the Optioned Shares shall be made
(i) by wire transfer of immediately available funds, (ii) by delivery of stock certificates (in negotiable form) representing shares of Grantor's Common Stock having a fair market value on the trading date immediately preceding the date of exercise equal to the aggregate Option Price of the Optioned Shares or (iii) a combination of the methods set forth in the foregoing clauses (i) and (ii).

          (c) Within ninety (90 )days following the date of any exercise, the Optioned Shares shall be registered by the Grantor at its expense pursuant to a valid registration statement under the Securities Act of 1933, as amended, and the Grantor shall thereupon cause such Optioned Shares to become freely tradable on Nasdaq by the Optionee within such ninety (90) days.

          (d)  Each party represents that:

               i) it has evaluated the merits and risks of investing in the other party's securities;

               (ii) it is able to bear the economic risks of such investment, including the complete loss of such investment; and

               (iii) it has had such opportunity as it has deemed adequate to obtain from representatives of the other party such information as is necessary to permit it to evaluate the merits and risks of its investment in such other party.

     6.6  Adjustments.  If at any time while the Options are outstanding, the
          -----------
number of outstanding shares of SmarTalk Common Stock or BCGI Common Stock is changed by reason of a reorganization, recapitalization, stock split or any similar events, the number and kind of shares subject to the Options and/or the Option Price of such shares shall be adjusted accordingly.

     6.7  Restriction on Transfer of Option.  The Options may not be
          ---------------------------------
transferred, pledged, assigned, hypothecated or otherwise disposed of in any way; provided, however, that the Options may be assigned in connection with a
     --------
change of control of
a sale of all or substantially all of the assets of either SmarTalk or BCGI. The Options shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Options contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Options, shall be null and void and without effect. Notwithstanding the foregoing, the parties agree that their intent is that there be no adverse consequence with respect to subsequent pooling of interest" accounting with respect to any acquisition, and the parties agree that should an adverse consequence arise, the parties shall use their best efforts to modify the terms of this Agreement so as to preserve "pooling of interests" accounting treatment without unnecessarily changing the underlying economics of this Section 6.

     Section 7.  Indemnification and Hold Harmless.
                 ---------------------------------

     7.1 Each party (the "Indemnifying Party") shall indemnify and hold harmless the other party, its respective parent, subsidiaries and affiliates and their respective successors, assignees, directors, officers, agents and employees (each an "Indemnitee") from and against any loss, damage, cost, expense, liability, and settlement, including without limitation, any reasonable attorney fees and court costs (each of the foregoing a "Claim") reasonably incurred by any Indemnitee which Claim arises out of or in connection with (i) the intentional or negligent act or omission of the Indemnifying Party or its officers, directors, employees, contractors or agents (collectively, the "Agents") in the course of the performance of the Indemnifying Party's duties and obligations under this Agreement; (ii) the failure of the Indemnifying Party or its Agents, as the case may be, to comply in all material respects with the terms of this Agreement; or (iii) the material failure of the Indemnifying Party (including without limitation its Agents who perform on behalf of the Indemnifying Party hereunder) to comply with its obligations under any and all laws, rules, or regulations applicable to the Indemnifying Party or its Agent as the case may be.

     7.2 BCGI shall indemnify and hold harmless SmarTalk, its respective parent, subsidiaries and affiliates and their respective successors, assignees, directors, officers, agents and employees from and against any Claim reasonably incurred by SmarTalk which claim arises out of or in connection with the attempted enforcement by any third party of any violation or alleged violation involving any Intellectual Property (as defined herein) now or hereinafter acquired by BCGI.

     7.3 SmarTalk shall indemnify and hold harmless BCGI, its respective parent, subsidiaries and affiliates and their respective successors, assignees, directors, officers, agents and employees from and against any Claim reasonably incurred by BCGI which claim arises out of or in connection with the attempted enforcement by any third party of any violation or alleged violation involving any Intellectual Property (as defined herein) now or hereinafter acquired by SmarTalk.

     7.4 Each Indemnitee seeking indemnification under this Agreement shall give prompt notice to the Indemnifying Party along with such Indemnitee's request for indemnification, of any Claim for which it is seeking indemnification. The parties understand and further agree that no settlement of an indemnified Claim shall be made by an Indemnitee without the concurrence of the Indemnifying Party. The Indemnifying Party shall control the settlement or defense of any Claim; provided, however, that the Indemnitee may, at its cost,
                      --------
engage its own attorneys. The Indemnitee will fully cooperate with the Indemnifying Party to enable it to fulfill its obligations with respect to such Claim. The provisions of this Section 7 shall survive the termination of this Agreement.

     Section 8.     Publicity.  Neither SmarTalk nor BCGI shall issue
                    ---------
advertising, promotional activity or publicity release relating to the Product or this Agreement without securing the prior written consent of the other, except as required by law.

     Section 9.     Confidentiality.
                    ---------------

     9.1 SmarTalk and BCGI acknowledge that as a result of the performance of their responsibilities under this Agreement, each party will obtain access to confidential and proprietary information concerning the other, its business, customers, methodologies, and strategies. All such information shall be deemed to be confidential unless it is: (i) clearly intended for public distribution in the public domain; (ii) information known to the other party prior to the commencement of discussions between the SmarTalk and BCGI concerning the subject matter hereof; (iii) or information lawfully obtained from a third party by the other party without a duty not to disclose. This Agreement, including without limitations all exhibits hereto, is hereby designated as confidential within the meaning of this Section 9 and shall not be disclosed to a third party without the prior written consent of the other party, except as may be required by law. SmarTalk and BCGI shall each take the same measures to protect the confidentiality of such information received by them as they take with respect to their own confidential information, including, but not limited to, instructing their employees, vendors, agents, and independent contractors of the foregoing and requiring them to be bound by appropriate confidentiality agreements. Each of SmarTalk and BCGI is permitted to provide confidential information to its employees, vendors, agents, affiliates, advisors and independent contractors retained in connection herewith or to provide the Product, solely for the purposes of performing their duties, provided the preceding sentence is complied with. SmarTalk and BCGI shall not use any such information for any purpose other than to perform their responsibilities under this Agreement. A party required or ordered to disclose the other party's confidential information shall notify the other party immediately upon receipt of such an order or requirement to disclose and shall use reasonable efforts to resist, or to assist the other party in resisting, such disclosure and, if such disclosure must be made, shall use reasonable efforts to obtain a protective order or comparable assurance that the confidential information disclosed shall be held in confidence by such governmental body and not be further disclosed absent the original disclosing party's written consent. Except as required by law and subject to the preceding sentence, SmarTalk and BCGI agree that any public communication or announcements may not be made with regard to this Agreement without the prior written approval of both parties which approval shall not be unreasonably withheld.

     9.2 Each party acknowledges that irreparable injury would be caused to the other party in the event of unauthorized use of the other party's confidential information, and agrees that preliminary and permanent injunctive relief would be appropriate in the event of breach of this Section 9. Upon termination or expiration of this Agreement, each party agrees to promptly return the confidential information of the other party or to acknowledge in writing that all confidential information of the other party has been destroyed.

     9.3 Except as required to operate the Product or as otherwise expressly provided herein, BCGI shall not knowingly solicit or communicate with any wireless end users whose names, telephone numbers and/or addresses are acquired by BCGI pursuant to the services rendered under the terms of this Agreement, unless agreed upon in writing by SmarTalk prior to such use. In the event BCGI uses a third party vendor to perform a substantial portion of the services for the Product, BCGI shall obtain SmarTalk's prior consent in writing and such vendor shall agree in writing to the terms of this Section 9.

     9.4 This Section, in its entirety, shall survive the termination of this Agreement.

     Section 10.    Warranties.  The parties represent and warrant as follows:
                    ----------

     10.1 SmarTalk represents and warrants that it has full power and authority to execute this Agreement and to take all actions required by, and to perform the agreements contained in, this Agreement, and that SmarTalk's obligations under this Agreement do not conflict with its obligations under any other agreement to which SmarTalk is a party.

     10.2 BCGI represents and warrants that it has full power and authority to execute this Agreement and to take all actions required by, and to perform the agreements contained in, this Agreement, and that BCGI's obligations under this Agreement do not conflict with its obligations under any other agreement to which BCGI is a party.

     10.3 SmarTalk represents and warrants that the performance of its obligations under this Agreement in connection with the Product complies with all applicable federal, state, local and foreign laws and regulations. SmarTalk will inform BCGI immediately of any changes in such laws or regulations of which it shall have knowledge and which may require a change in the Product.

     10.4 BCGI represents and warrants that the performance of its obligations under this Agreement in connection with the Product complies with all applicable federal, state, local and foreign laws and regulations. With respect to any sale by BCGI of SmarTalk's wireline service BCGI will comply with applicable SmarTalk tariffs as may exist during the term hereof. BCGI covenants to inform SmarTalk immediately of any changes in such laws or regulations of which it shall have knowledge and which may require a change in the Product.

     Section 11.    Intellectual Property.  Notwithstanding any other provision
                    ---------------------
of this Agreement, each party shall retain its sole and exclusive ownership to all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, know how, technology or other intellectual property, whether pending or filed, perfected or unperfected, registered or unregistered (collectively, "Intellectual Property") now or hereafter owned by such party. Except in connection with specific applications in support of the Product, each as may be mutually agreed upon from time to time by the parties hereto, neither party shall acquire any ownership, license or other right of use in the Intellectual Property of the other by virtue of this Agreement or the transactions contemplated hereby. All such rights to use the Intellectual Property of the other party shall immediately cease upon termination or expiration of the Agreement. No party shall refer to the other party directly or indirectly, in connection with any product, promotion or publication without the prior written approval of that party.

     Section 12.    Notices.  All notices and other communications hereunder
                    -------
shall be in writing and shall be sent properly addressed by any prepaid method (including but not limited to U.S. Mail, private courier service, or telex) to the other party at its respective addresses as follows:

     If to BCGI:    Boston Communications Group, Inc.
                    100 Sylvan Road
                    Woburn, MA  01801
                    Attn:     Vice President & General Manager, Prepaid Services

     Copy to:       Boston Communications Group, Inc.
                    100 Sylvan Road
                    Woburn, MA  01801
                    Attn:     General Counsel

If to SmarTalk:     SmarTalk Teleservices, Inc.
                    5500 Frantz Road
                    Suite 125
                    Dublin, Ohio 43017
                    Attn: General Counsel

     Copy to:       SmarTalk Teleservices, Inc.
                    5500 Frantz Road
                    Suite 125
                    Dublin, Ohio 43017
                    Attn:     Vice President of Wireless Services

Each party may change its address for receiving written notice under this Agreement by written notice pursuant to this Section 12.

     Section 13.    Miscellaneous.
                    -------------

     13.1 Headings.  Headings stated in this Agreement are for convenience of
          --------
reference only and are not intended as a summary of such sections and do not affect, limit, modify, or construe the contents thereof.

     13.2 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall constitute an original, but all of which together shall constitute one instrument notwithstanding that all parties are not signatories to the same counterparts.

     13.3 Audit Rights.  Upon request from any party, such requesting party
          ------------
shall be given reasonable access and audit and verification documentation as the requesting party may reasonably request in order to assure the other party's compliance with the terms of this Agreement including but not limited to data security. Such requests shall be limited to the scope of this Agreement and shall not be made more frequently than once in any one year.

     13.4 Insurance.  Each of SmarTalk and BCGI agrees to maintain, at its own
          ---------
expense, insurance to the extent, in such amounts and for such liabilities or risks as are maintained by companies in similar businesses similarly situated.

     13.5 Alternative Dispute Resolution.  The parties shall attempt in good
          ------------------------------
faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between executives who have authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within twenty (20) days after delivery of said notice, executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within sixty (60) days of the disputing party's notice, or if the parties fail to meet within twenty (20) days, either party may initiate mediation of the controversy or claim as provided hereinafter.

     If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall be given advance notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

     If the above referenced dispute has not been resolved by negotiation as provided above, the parties shall endeavor to settle the dispute by mediation under the then current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes. One neutral third party will be selected from the CPR Panels of Neutrals to mediate the dispute. If the parties encounter difficulty in agreeing on a neutral, they will seek the assistance of CPR in the selection process.

     In the event of a dispute arising out of or relating to this contract or the breach, termination or validity thereof, which has not been resolved by non-binding means as provided in this Section 13.5 above within sixty (60) days of the initiation of such procedure, either party may seek any remedy available at law or equity, including recourse to the courts.

     13.6 Delaware Law.  This Agreement shall be governed by and construed in
          ------------
accordance with the laws of the State of Delaware, without reference to its conflict of laws principles.

     13.7 Non-Waiver; Cumulative Rights.  No failure or delay (in whole or in
          -----------------------------
part) on the part of any party to exercise its respective right or remedy under this Agreement or provided by law shall be deemed a waiver of such right or remedy, or operate as a waiver thereof, or affect any other right or remedy. All rights and remedies hereunder are cumulative and are not exclusive of any other rights or remedies provided hereunder or by law.

     13.8 Severability.  If any provision contained in this Agreement is or
          ------------
becomes invalid, illegal, or unenforceable in whole or in part, such invalidity, legality, or unenforceability shall not affect the remaining provisions and portions of this Agreement.

     13.9 Assignment.  This Agreement may not be assigned by either party
          ----------
without the prior written consent of the other party; provided, however, that
                                                      --------
either party may assign this Agreement to its parent, a subsidiary or an affiliate without the other's prior written consent, provided that the original party shall remain liable.

     13.10     Entire Agreement.  This Agreement constitutes the entire
               ----------------
Agreement between the parties with respect to the subject matter hereof and supersedes all prior contemporaneous oral or written understandings or agreements among the parties which relate to the subject matter hereof. No modification or amendment of this Agreement or any of its provisions shall be binding upon any party unless made in writing and duly executed by authorized representatives of all parties.

     13.11     Consents.  In the case of any provision of this Agreement which
               --------
requires the consent or approval of either or both parties to this Agreement, each party shall respond in a timely manner. In considering whether to consent to actions specifically contemplated or provided for in this Agreement the party from whom consent is requested will act in a commercially reasonable manner.

     13.12     Exhibits.  All exhibits, attachments, annexes and addenda
               --------
referred to herein shall be considered a part of this Agreement as fully as if and with the same force and effect as if such exhibit, attachment, annex and addendum had been included herein in full.

     IN WITNESS WHEREOF, SmarTalk and BCGI, intending to be legally bound by the terms of this Agreement, have caused this Agreement to be executed by their duly authorized representatives as of the date and year first above written.


                              SMARTALK TELESERVICES, INC.,
                              a California corporation


                              By: /s/ Erich Spangenberg
                                 -----------------------------
                              Name:   Erich Spangenberg
                              Title:  CEO


                              BOSTON COMMUNICATIONS GROUP, INC.,
                              a Massachusetts corporation


                              By: /s/ E.Y. Snowden
                                 ------------------------------
                              Name:   E.Y. Snowden
                              Title:  President & CEO

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                         Strategic Alliance Agreement
                          SmarTalk Teleservices, Inc.
                                      and
                       Boston Communications Group, Inc.

                                  Schedule 2.5

                                     [**]

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                         Strategic Alliance Agreement
                          SmarTalk Teleservices, Inc.
                                      and
                       Boston Communications Group, Inc.

                                 Schedule 3.3


     An arrangement with one of the following three entities as a strategic partner for the procuring of nationwide roaming agreements:

                                     [**]